POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a duly elected Director of Templeton Institutional Funds, Inc. (the "Company"), constitutes and appoints Allan S. Mostoff, Jeffrey L. Steele, William J. Kotapish and Thomas M. Mistele, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the Company's registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of the, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




Dated:  August 31, 1995



                                                        John Wm. Galbraith